EXHIBIT 99.1

FOR RELEASE
October 20, 2011

Contacts: Rob Stewart Investor Relations Tel (949) 480-8300 Fax (949) 480-8301	Media Contact: Adam Handelsman Managing Director Lippert/Heilshorn & Associates (212) 201-6622 ahandelsman@lhai.com

ACACIA RESEARCH REPORTS
THIRD QUARTER FINANCIAL RESULTS

Newport Beach, Calif. – (BUSINESS WIRE) – October 20, 2011 – Acacia Research Corporation(1) (Nasdaq: ACTG) today reported results for the three months ended September 30, 2011.

●	Revenues and other operating income in the third quarter of 2011 totaled $63,036,000, as compared to $63,949,000 in the comparable prior year quarter.
●	GAAP net income in the third quarter of 2011 was $12,510,000, or $0.29 per diluted share, as compared to GAAP net income of $24,675,000, or $0.70 per diluted share for the comparable prior year quarter.
●	Non-GAAP net income in the third quarter of 2011 was $18,024,000, or $0.42 per diluted share, as compared to $28,253,000, or $0.80 per diluted share, for the comparable prior year quarter. See below for information regarding non-GAAP measures.
●	Trailing twelve-month revenues, including other operating income, as of the end of the third quarter of 2011 increased to $177,014,000, as compared to $138,585,000 as of the end of the prior year quarter.

Consolidated Financial Results
Overview

Financial highlights and operating activities during the periods presented included the following:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010

Revenues and other operating income (in thousands)	$63,036	$63,949	$163,912	$118,727
Net income (in thousands)	$12,510	$24,675	$27,002	$39,321
Non-GAAP net income (in thousands)	$18,024	$28,253	$45,211	$50,437
Diluted earnings per share	$0.29	$0.70	$0.66	$1.14
Pro forma non-GAAP net earnings per common share - diluted	$0.42	$0.80	$1.11	$1.46
New revenue agreements	24	51	88	180
Licensing programs generating revenues	22	36	49	52
Licensing programs with initial revenues	4	12	17	27
New patent portfolios	8	4	25	27

 “Acacia continued its revenue growth in the third quarter of 2011 with its second highest grossing quarter.  Revenues and other operating income for the first nine months of 2011 were a record $163.9 million, an increase of 38% over last year’s previous record of $118.7 million.  As the leader in outsourced patent licensing, we are well positioned to benefit from the accelerating trend of large companies deciding to generate revenues from their patent portfolios,” commented Acacia Chairman & CEO, Paul Ryan.

Trailing twelve-month revenues, including other operating income, were as follows (in thousands):

As of Date:	Trailing Twelve-Month Revenues	% Change

September 30, 2011	$177,014	-1%
June 30, 2011	177,927	16%
March 31, 2011	153,187	16%
December 31, 2010	131,829	-5%
September 30, 2010	138,585	-

As of September 30, 2011, on a consolidated basis, we have generated revenues from 108 technology licensing and enforcement programs, as compared to 87 programs as of September 30, 2010.

Summary Financial Results
For the Three Months Ended September 30, 2011 and 2010

Revenues and Other Operating Income (in thousands):

	Three Months Ended September 30,
	2011	2010

Revenues	$50,585	$63,949
Verdict insurance proceeds	12,451	-
	$63,036	$63,949

Creative Internet Advertising Corporation (“CIAC”), an operating subsidiary of Acacia, received a $12.5 million final judgment stemming from its May 2009 trial verdict and corresponding damages award in its patent infringement lawsuit with Yahoo! Inc. Yahoo! Inc. appealed the verdict.   In April 2011, a three Judge panel of the United States Court of Appeals for the Federal Circuit reversed the District Court's judgment of infringement in a 2 to 1 decision.

In 2009, CIAC purchased a specific contingency insurance policy under which the insurer agreed to indemnify CIAC for covered losses incurred as a result of a final adjudication entered in the underlying litigation which resulted in a revised final judgment amount that was less than the $12.5 million final judgment covered under the policy (hereinafter, “verdict insurance”).  As a result of the reversal of the District Court's judgment described above, in September 2011, CIAC submitted a claim under the insurance policy and received $12.5 million in verdict insurance proceeds.

Cost of Revenues and Other Operating Income (in thousands):

	Three Months Ended September 30,
	2011	2010

Inventor royalties and noncontrolling interests	$15,592	$17,615
Contingent legal fees	12,328	9,739
Verdict insurance proceeds related costs	7,661	-

Inventor royalties, noncontrolling interests (2010 periods only), contingent legal fees and verdict insurance proceeds related costs increased to $35,581,000 for the three months ended September 30, 2011, as compared to $27,354,000 for the prior year quarter. In addition, on a combined basis, these costs as a percentage of total revenues and other operating income increased to 56%, as compared to 43% in the comparable prior year quarter.  The economic terms of the inventor agreements, operating agreements and contingent legal fee arrangements, if any, including royalty rates, contingent fee rates and other terms, vary across the patent portfolios owned or controlled by our operating subsidiaries.  These expenses fluctuate period to period, based on the amount of revenues and other operating income recognized each period, the terms and conditions of revenue agreements executed each period and the mix of specific patent portfolios with varying economic terms generating revenues each period.

Verdict insurance proceeds related costs include inventor royalties, contingent legal fees and other costs associated with the verdict insurance policy and related proceeds received, as described above.

	Three Months Ended September 30,
	2011	2010

Litigation and licensing expenses - patents	$3,501	$2,890

Litigation and licensing expenses-patents in the third quarter of 2011 increased due primarily to higher net levels of litigation support, third-party technical consulting and professional expert expenses associated with our investment in new licensing and enforcement programs commenced since the end of the prior year quarter.  Litigation and licensing expenses-patents fluctuate from period to period based on patent enforcement and prosecution activity associated with ongoing licensing and enforcement programs and the timing of the commencement of new licensing and enforcement programs in each period. We expect patent-related legal expenses to continue to fluctuate period to period in connection with our current and future patent acquisition, development, licensing and enforcement activities.

	Three Months Ended September 30,
	2011	2010

Amortization of patents	$1,946	$1,963

Non-cash patent amortization charges were relatively flat in the third quarter of 2011, as compared to the prior year quarter.  Accelerated amortization expense related to recoupable up-front patent portfolio acquisition costs that were recovered from related net licensing proceeds in the third quarter of 2011 totaled $730,000, as compared to $643,000 in the prior year quarter.

Other Operating Expenses (in thousands):

	Three Months Ended September 30,
	2011	2010

Marketing, general and administrative expenses	$5,180	$4,738
Non-cash stock compensation expense - MG&A	3,568	1,615
Total marketing, general and administrative expenses	$8,748	$6,353

Marketing, general and administrative expenses in the third quarter of 2011 increased due primarily to an increase in non-cash stock compensation charges resulting from an increase in the average grant date fair value of restricted shares expensed during the third quarter of 2011 as compared to the prior year quarter, a net increase in business development, engineering and other personnel since the end of the prior year period and an increase in other personnel costs.  The fair value of restricted stock awards is determined by the product of the number of shares granted and the grant date market price of the underlying common stock.  Related compensation cost is recognized as an expense on a straight-line basis over the awards vesting period.

Financial Condition (in thousands)

Summary Balance Sheet Information:

	September 30, 2011	December 31, 2010

Cash & cash equivalents and investments	$319,133	$104,516
Accounts receivable	32,560	7,987
Total assets	367,984	134,784
Accounts payable and accrued expenses	7,201	7,099
Royalties and contingent legal fees payable	37,050	12,760
Total liabilities	44,859	20,931

Summary Cash Flow Information:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010

Net cash provided by (used in):
Operating activities	$20,727	$14,159	$45,846	$30,347
Investing activities	(9,486)	(806)	(11,344)	(3,113)
Financing activities	7	2,572	173,646	4,457
Increase in cash and cash equivalents	$11,248	$15,925	$208,148	$31,691

Patent related acquisition costs in the third quarter of 2011 totaled $1,000,000, as compared to $795,000 during the comparable 2010 period.

Refer to the section below entitled “Summary Financial Information” for additional summary consolidated balance sheet, income statement and cash flow information as of and for the applicable periods presented.

INFORMATION ABOUT NON-GAAP FINANCIAL MEASURES

As used herein, “GAAP” refers to accounting principles generally accepted in the United States of America.  To supplement our consolidated financial statements prepared and presented in accordance with GAAP, this earnings release includes financial measures, including (1) non-GAAP net income and (2) non-GAAP Earnings Per Share (“EPS”), that are considered non-GAAP financial measures as defined in Rule 101 of Regulation G promulgated by the Securities and Exchange Commission. Generally, a non-GAAP financial measure is a numerical measure of a company's historical or future performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP.  The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use these non-GAAP financial measures for internal financial and operational decision making purposes and as a means to evaluate period-to-period comparisons of the performance and results of operations of our core business. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding the performance of our core business by excluding non-cash stock compensation and non-cash patent amortization charges that may not be indicative of our recurring core business operating results.  These non-GAAP financial measures also facilitate management’s internal planning and comparisons to our historical performance and liquidity. We believe these non-GAAP financial measures are useful to investors as they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making and are used by our institutional investors and the analyst community to help them analyze the performance and operational results of our core business.

 Non-GAAP Net income and EPS. We define non-GAAP net income as net income calculated in accordance with GAAP, plus non-cash stock compensation and non-cash patent amortization charges.  Non-GAAP EPS is defined as non-GAAP net income divided by the weighted average outstanding shares, on a fully-diluted basis, for the respective reporting period.

Due to the inherent volatility in stock prices, the use of estimates and assumptions in connection with the valuation and expensing of share-based awards and the variety of award types that companies can issue under FASB ASC Topic 718, management believes that providing a non-GAAP financial measure that excludes non-cash stock compensation allows investors to make meaningful comparisons between our recurring core business operating results and those of other companies, as well as providing our management with a critical tool for financial and operational decision making and for evaluating our own period-to-period recurring core business operating results. Similarly, due to the variability associated with the timing and amount of patent acquisition payments and estimates inherent in the capitalization and amortization of patent acquisition costs, management believes that providing a non-GAAP financial measure that excludes non-cash patent amortization charges allows investors to make meaningful comparisons between our recurring core business operating results and those of other companies, and also provides our management with a useful tool for financial and operational decision making and for evaluating our own period-to-period recurring core business operating results.

There are a number of limitations related to the use of non-GAAP net income and EPS versus net income and EPS calculated in accordance with GAAP. For example, non-GAAP net income excludes significant non-cash stock compensation and non-cash patent amortization charges that are recurring, and will continue to be recurring for the foreseeable future. In addition, non-cash stock compensation is a critical component of our employee compensation programs and non-cash patent amortization reflects the cost of certain patent portfolio acquisitions, amortized on a straight-line basis over the estimated economic useful life of the respective patent portfolio, and may reflect the acceleration of amortization related to recoupable up-front patent portfolio acquisition costs.  Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP net income and EPS and evaluating non-GAAP net income and EPS in conjunction with net income and EPS calculated in accordance with GAAP.

The accompanying table provided below provides a reconciliation of the non-GAAP financial measures presented to the most directly comparable financial measures prepared in accordance with GAAP.

______________________________________________

A conference call is scheduled for today.  The Acacia Research presentation and Q&A will start at 1:30 p.m. Pacific Time (4:30 p.m. Eastern).

To listen to the presentation by phone, dial (888) 646-0797 for domestic callers and (706) 758-6764 for international callers, both of whom will need to enter the conference ID 12464198 when prompted.  A replay of the audio presentation will be available for 30 days at (855) 859-2056 for domestic callers and (404) 537-3406 for international callers, both of whom will need to enter the Conference ID 12464198 when prompted.

The call is being webcast by CCBN and can be accessed at Acacia’s website at www.acaciaresearch.com.

ABOUT ACACIA RESEARCH CORPORATION

Acacia Research Corporation’s subsidiaries partner with inventors and patent owners, license the patents to corporate users, and share the revenue.  Acacia Research Corporation’s subsidiaries control over 190 patent portfolios, covering technologies used in a wide variety of industries.

Information about Acacia Research Corporation and its subsidiaries is available at www.acaciaresearchgroup.com and www.acaciaresearch.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This news release may contain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  Such statements are based upon current available information and our current expectations, and speak only as of the date hereof.  Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including the recent economic slowdown affecting technology companies, changes in demand for our services, legislative, regulatory and competitive developments and general economic conditions.  Our Annual Report on Form 10-K, recent and forthcoming Quarterly Reports on Form 10-Q, recent Current Reports on Forms 8-K and 8-K/A, and other SEC filings discuss some of the important risk factors that may affect our business, results of operations and financial condition.  We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

The results achieved in the most recent quarter are not necessarily indicative of the results to be achieved by us in any subsequent quarters, as it is currently anticipated that Acacia Research's financial results will vary, and may vary significantly, from quarter to quarter.  This variance is expected to result from a number of factors, including risk factors affecting our results of operations and financial condition referenced above, and the particular structure of our licensing transactions, which may impact the amount of inventor royalties and contingent legal fees expenses we incur period to period.

ACACIA RESEARCH CORPORATION
SUMMARY FINANCIAL INFORMATION
(In thousands, except share and per share information)
(Unaudited)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010

Revenues	$50,585	$63,949	$151,461	$118,727

Operating costs and expenses:
Cost of revenues:
Inventor royalties	15,592	14,508	37,269	21,296
Contingent legal fees	12,328	9,739	34,734	17,611
Litigation and licensing expenses - patents	3,501	2,890	10,800	11,019
Amortization of patents	1,946	1,963	8,318	5,542
Verdict insurance proceeds	(12,451)	-	(12,451)	-
Verdict insurance proceeds related costs	7,661	-	7,661	-
Marketing, general and administrative expenses (including non-cash stock compensation expense of $3,568 and $9,891 for the three and nine months ended September 30, 2011, respectively and $1,615 and $5,574 for the three and nine months ended September 30, 2010, respectively)	8,748	6,353	27,031	18,741
Research, consulting and other expenses - business development	850	461	2,893	1,286

Total operating costs and expenses	38,175	35,914	116,255	75,495

Operating income	12,410	28,035	35,206	43,232

Total other income	25	44	78	83

Income from operations before provision for income taxes	12,435	28,079	35,284	43,315

Provision for income taxes	(182)	(297)	(7,636)	(605)

Net income including noncontrolling interests in operating subsidiary	12,253	27,782	27,648	42,710

Net (income) loss attributable to noncontrolling interests in operating subsidiaries	257	(3,107)	(646)	(3,389)

Net income attributable to Acacia Research Corporation	$12,510	$24,675	$27,002	$39,321

Net income per common share attributable to Acacia Research Corporation:
Basic earnings per share	$0.30	$0.75	$0.69	$1.24
Diluted earnings per share	$0.29	$0.70	$0.66	$1.14

Weighted average number of shares outstanding, basic	41,292,819	32,794,553	39,178,952	31,776,074
Weighted average number of shares outstanding, diluted	42,857,880	35,105,353	40,733,813	34,448,666

Reconciliation of GAAP Net Income and EPS to Non-GAAP Net Income and EPS
(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010

GAAP net income	$12,510	$24,675	$27,002	$39,321
Non-cash stock compensation	3,568	1,615	9,891	5,574
Non-cash patent amortization	1,946	1,963	8,318	5,542
Non-GAAP net income	$18,024	$28,253	$45,211	$50,437

Pro forma non-GAAP net earnings per common share — basic	$0.44	$0.86	$1.15	$1.59
Pro forma non-GAAP net earnings per common share — diluted	$0.42	$0.80	$1.11	$1.46
GAAP weighted-average shares — basic	41,292,819	32,794,553	39,178,952	31,776,074
GAAP weighted-average shares — diluted	42,857,880	35,105,353	40,733,813	34,448,666

ACACIA RESEARCH CORPORATION
SUMMARY FINANCIAL INFORMATION, (CONTINUED)
(In thousands)
(Unaudited)

CONDENSED CONSOLIDATED BALANCE SHEET INFORMATION

	September 30, 2011	December 31, 2010

ASSETS

Current assets:
Cash and cash equivalents	$310,663	$102,515
Short-term investments	6,514	-
Accounts receivable	32,560	7,987
Prepaid expenses and other current assets	927	1,679

Total current assets	350,664	112,181

Property and equipment, net of accumulated depreciation	232	135
Patents, net of accumulated amortization	14,665	19,803
Investments - noncurrent	1,956	2,001
Other assets	467	664

	$367,984	$134,784

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable and accrued expenses	$7,201	$7,099
Royalties and contingent legal fees payable	37,050	12,760

Total current liabilities	44,251	19,859

Other liabilities	608	1,072

Total liabilities	44,859	20,931

Total stockholders' equity	323,125	113,853

	$367,984	$134,784

ACACIA RESEARCH CORPORATION
SUMMARY FINANCIAL INFORMATION, (CONTINUED)
(In thousands)
(Unaudited)

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Cash flows from operating activities:
Net income including noncontrolling interests in operating subsidiary	$12,253	$27,782	$27,648	$42,710
Adjustments to reconcile net income including noncontrolling interests in operating subsidiary to net cash provided by operating activities :
Depreciation and amortization	1,975	1,983	8,393	5,608
Non-cash stock compensation	3,568	1,615	9,891	5,574
Gain on investments	(6)	-	(15)	-
Changes in assets and liabilities:
Accounts receivable	(12,194)	(36,385)	(24,573)	(33,870)
Prepaid expenses, deferred fees and other assets	1,012	51	949	(707)
Accounts payable and accrued expenses	(240)	(443)	(737)	82
Royalties and contingent legal fees payable	14,359	19,556	24,290	12,460
Deferred revenues	-	-	-	(1,510)

Net cash provided by operating activities	20,727	14,159	45,846	30,347

Cash flows from investing activities:
Purchase of property and equipment	(84)	(11)	(172)	(39)
Purchase of available-for-sale investments	(8,427)	-	(8,427)	-
Sale of available-for-sale investments	25	-	60	-
Patent acquisition costs	(1,000)	(795)	(2,805)	(3,074)

Net cash used in investing activities	(9,486)	(806)	(11,344)	(3,113)

Cash flows from financing activities:
Proceeds from sale of common stock, net of issuance costs	-	-	175,232	-
Distributions to noncontrolling interests in operating subsidiary	-	-	(2,897)	(2,788)
Contributions from noncontrolling interests in operating subsidiary	-	444	877	444
Excess tax benefits from stock-based compensation	-	-	23	-
Proceeds from the exercise of stock options	7	2,128	411	6,801

Net cash provided by financing activities	7	2,572	173,646	4,457

Increase in cash and cash equivalents	11,248	15,925	208,148	31,691

Cash and cash equivalents, beginning	299,415	67,501	102,515	51,735

Cash and cash equivalents, ending	$310,663	$83,426	$310,663	$83,426

Business Highlights and Recent Developments(2)

Business highlights of the third quarter of 2011 and recent developments include the following:

Revenues for the three months ended September 30, 2011 included fees from the following technology licensing and enforcement programs:

• Camera Support technology
• Catheter Insertion technology
• DMT® technology
• Document Generation technology
• Electronic Message Advertising technology
• Facilities Operation Management System technology
• High Performance Computer Architecture technology
• Lighting Control technology
• Location Based Services technology
• Manufacturing Data Transfer technology
• MEMS technology*

• Messaging technology
• Mobile Computer Synchronization technology
• Online Auction Guarantee technology
• Pop-up Internet Advertising technology
• Power-over-Ethernet technology*
• Semiconductor Manufacture technology*
• Shape Memory Alloys technology
• Targeted Content Delivery technology*
• Telematics technology
• Virtual Server technology
• Website Crawling technology

________________________
(*) Initial license fees were recorded for these licensing programs in the third quarter of 2011.

•
AdjustaCam LLC entered into settlement and license agreements with Overstock.com Inc. and Baltic Latvian Universal Electronics LLC.  The agreements resolved litigation that was pending in the United States District Court for the Eastern District of Texas.

•
Catheter Flushing LLC entered into a license agreement with Medical Components Inc. covering patents generally relating to the catheterization of patients using a guide wire and a flushing port.  The agreement resolved litigation that was pending in the United States District Court for the District of Utah with respect to certain Medical Components Inc. products.

•
Chalumeau Power Systems LLC entered into a license agreement with Force 10 Networks Inc. covering patents generally relating to Power Over Ethernet technology.  The agreement resolved litigation that was pending in the United States District Court for the District of Delaware with respect to certain Force 10 products.

•	Chalumeau Power Systems LLC entered into a Patent License, License Option and Assignment Agreement with RPX Corporation, on September 30, 2011.

•	Content Delivery Solutions LLC entered into a license agreement with Research In Motion Ltd. as of August 1, 2011.

•
Data Detection Systems LLC entered into a settlement agreement with NetIQ Corporation regarding a patent for monitoring computer applications.  The settlement agreement resolved litigation that was pending in the Eastern District of Texas.

•
Data Retrieval Technologies LLC entered into a settlement agreement with Sybase, Inc. The agreement resolved patent litigation that was pending in the United States District Court for the Northern District of California.

•
Document Generation Corporation entered into a license agreement with e-MDs Inc. covering patents relating to document generation software.  The agreement resolved litigation that was pending in the United States District Court for the Southern District of Illinois and the United States District Court for the Eastern District of Texas with respect to certain e-MDs Inc. products.

•
EVM Systems LLC entered into a settlement agreement with Boston Scientific Corporation regarding patents for shape memory metal medical instruments.  The settlement agreement resolved litigation that was pending in the Eastern District of Texas.

•
Greenlight Technologies LLC entered into settlement and license agreements with Heathco LLC, Hubbell Incorporated and Leviton Manufacturing Co. Inc.  The agreements resolved litigation that was pending in the United States District Court for the Eastern District of Texas.

•	Kellstrom Integration Solutions LLC settled with Siemens Product Lifecycle Management Software Inc. concerning patents that apply to systems and methods for transferring assembly data.

•
Lighting Ballast Control LLC received a $4.5 million final judgment stemming from its June 17th, 2011 trial verdict and corresponding $3 million damages award in its patent lawsuit with Universal Lighting Technologies.

•	MEMTech LLC entered into a settlement agreement with Kionix Inc. covering patents relating to certain MEMS devices.

•
Optimum Processing Solutions LLC entered into a settlement agreement with Advanced Micro Devices Inc. This agreement resolved patent litigation that was pending in the United States District Court for the Northern District of Georgia, Atlanta Division.

•	Smart Foundry Solutions LLC entered into a Patent License and License Option Agreement with RPX Corporation, on September 30, 2011.

•	Smartphone Technologies LLC entered into a license agreement with Research In Motion Ltd. as of August 1, 2011.

•
Telematics Corporation entered into a settlement agreement with Wireless Matrix USA Inc.   This agreement resolved patent litigation that was pending in the United States District Court for the Northern District of Georgia.

•	Unified Messaging Solutions LLC entered into a license agreement with Research In Motion Ltd. as of August 1, 2011.

•	Unified Messaging Solutions LLC also entered into patent license and settlement agreements with Bank of America Corporation and T-Mobile USA Inc. on September 30, 2011.

•
Acacia Research Group LLC and its affiliates continued their patent and patent rights acquisition activities, acquiring a total of 8 new patent portfolios in the third quarter of 2011, including the following:

•	In July 2011, acquired rights to patents for 3G and 4G wireless technology from a major technology company.
•	In July 2011, acquired a valuable patent portfolio relating to mobile applications for use in smartphones and other wireless computing devices.
•	In August 2011, acquired a patent relating to domain name redirection technology.
•	In September 2011, acquired rights to a patent relating to document assembly technology for printers.
•	In September 2011, acquired the rights to patents relating to semiconductor packaging technology.
•	In September 2011, a subsidiary has acquired over 50 patents relating to semiconductor manufacturing processing technology.
•	In September 2011, acquired patents for heart valve technology from a major medical device company.
•	In September 2011, acquired patent rights relating to computer-aided design technology.
_______________________

(1) As used herein, “Acacia Research Corporation,” “we,” “us,” and “our” refer to Acacia Research Corporation and/or its wholly and majority-owned operating subsidiaries.  All intellectual property acquisition, development, licensing and enforcement activities are conducted solely by certain of Acacia Research Corporation’s wholly and majority-owned operating subsidiaries.

(2) Acacia Research Group LLC, AdjustaCam LLC, Catheter Flushing LLC, Chalumeau Power Systems LLC, Content Delivery Solutions LLC, Data Detection Systems LLC, Data Retrieval Technologies LLC, Document Generation Corporation, EVM Systems LLC, Greenlight Technologies LLC, Kellstrom Integration Solutions LLC, Lighting Ballast Control LLC, MEMTech LLC, Optimum Processing Solutions LLC, Smart Foundry Solutions LLC, Smartphone Technologies LLC, Telematics Corporation and Unified Messaging Solutions LLC are all wholly owned operating subsidiaries of Acacia Research Corporation.